Exhibit 5.1

McLaughlin & Stern, llp

Founded 1898

STEVEN W. SCHUSTER
Partner
sschsuter@mclaughlinstern.com	260 Madison Avenue	New York, New York
(212) 448-6216	New York, New York 10016	Millbrook, New York
	(212) 448–1100	Garden city, New York
RICHARD XU	Fax (212) 448–0066	Westport, Connecticut
Partner	www.mclaughlinstern.com	West Palm Beach, Florida
RXu@mclaughlinstern.com		Westfield, New Jersey
(212) 448-6233

May 20, 2026

Smart Powerr Corp.

4/F, Tower C

Rong Cheng Yun Gu Building
Keji 3rd Road, Yanta District
Xi’an City, Shaan Xi Province, China 710075

Re:	Smart Powerr Corp.

Dear Sirs:

We are acting as counsel to Smart Powerr Corp., a Nevada corporation (the “Company”), in connection with the issuance and sale of an aggregate of ,500,000 shares of common stock, par value US$0.001 per share (the “Common Stock”) of the Company (the “Shares”), pursuant to a Securities Purchase Agreement, dated as of May 19, 2026, between the Company and certain purchasers named therein (the “Purchasers”) in an amount identified on the signature pages thereto (the “Purchase Agreement”). The Shares are collectively referred to herein as the “Securities.” The Company and Univest Securities, LLC (the “Placement Agent”) have entered into a placement agency agreement, dated May 19, 2026 (the “Placement Agency Agreement”).

The Company registered the sale of the Securities to be issued and sold pursuant to the Placement Agency Agreement, and the Purchase Agreement by means of a prospectus supplement filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 20, 2026 (the “Prospectus Supplement”), related to a registration statement (the “Registration Statement”) on Form S-3 (File No. 333-281639) under the Securities Act of 1933, as amended (the “Securities Act”), initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 19, 2024 and became effective on August 27, 2024, including the base prospectus (the “Base Prospectus”). All capitalized terms used herein and not expressly defined herein have the definitions specified in the Placement Agency Agreement and the Purchase Agreement, as applicable.

McLaughlin & Stern, LLP

In connection with the issuance and sale of the Securities, we have reviewed and relied upon, without independent verification, such matters and documents, and the representations contained therein, as we have deemed necessary to render the opinions set forth below. Such documents include, without limitation:

1.	The Registration Statement;

2.	The Base Prospectus;

3.	The Prospectus Supplement;

4.	Resolutions of the Board of Directors of the Company (the “Board”), dated May 19, 2026 approving this transaction;

5.	The Articles of Incorporation and Bylaws of the Company as amended through the date hereof;

6.	The Purchase Agreement, including schedules and exhibits thereto;

7.	The Placement Agency Agreement;

8.	The Lock-Up Agreements;

9.	The Company’s filings on the SEC’s website via EDGAR and which are incorporated by reference in the Registration Statement; and

10.	Such statutes, records and other documents as we have deemed relevant.

We assume that there exists no provision of any document other than those we have reviewed that bears upon or is inconsistent with this opinion. In addition, we have not conducted any independent factual investigation of our own, but rather have relied solely upon the foregoing documents furnished for our review as listed above, the statements of facts and factual information set forth in said documents, and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

For purposes of this opinion we have relied upon and assumed the accuracy of the foregoing and the facts set forth in the foregoing documents. We have assumed: (i) the validity and accuracy of the documents and corporate records that we have examined, (ii) the genuineness of all signatures, (iii) the legal capacity of all natural persons, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to original documents of all documents submitted to us as certified or photostatic copies, and (vi) the authenticity of the originals of such documents. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and have assumed that such statements and representations are true, correct and complete without regard to any qualification as to knowledge or belief. Our opinion is conditioned upon, among other things, the initial and continuing truth, accuracy, and completeness of the items described above on which we are relying.

New York, NY ❘ Garden City, NY ❘ Millbrook, NY ❘ Westfield, NJ ❘ Westport, CT ❘ West Palm Beach, FL ❘ Naples, FL ❘ Sarasota, FL

We are members of the Bar of New York and do not express any opinion as to matters governed by any laws other than the internal laws of the State of New York, and the federal laws of the United States. However, for the limited purposes of our opinions set forth above, we are generally familiar with the General Company Law of the State of Nevada and have made such inquiries as we consider necessary to render this opinion with respect to a Nevada corporation. This opinion is limited to the Nevada Revised Statutes and all applicable provisions of reported judicial decisions interpreting these laws. We express no opinion concerning any matters respecting or affected by any laws other than laws that a lawyer in New York exercising customary professional diligence would reasonably recognize as being directly applicable to the transactions contemplated by the Placement Agency Agreement, the Purchase Agreement, and the Lock-Up Agreements (collectively, the “Transaction Documents”). When any opinion is given herein with respect to an issue where any law other than the laws of the State of New York may apply, the opinion assumes that consideration of the laws of such jurisdiction would lead to the same result as consideration of the laws of the State of New York. For purposes of our opinions, we have assumed that the Transaction Documents are governed exclusively by the internal, substantive laws and judicial interpretations of the State of New York. We express no opinion as to any county, municipal, city, town or village ordinance, rule, regulation or administrative decision. We express no opinion with respect to agreements to submit to the jurisdiction of any particular court or other governmental authority (either as to personal jurisdiction or subject matter jurisdiction); waiver of service or process requirements, which would otherwise be applicable; and provisions otherwise relating to jurisdiction, service of process or venue of courts.

Based upon and subject to the foregoing, we are of the opinion that the Securities are duly authorized, and when issued, delivered and paid for as contemplated by the terms of the Transaction Documents and in the manner described in the Registration Statement, the Base Prospectus and the Prospectus Supplement, will be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

The opinion contained herein is solely for the information and may not be used, circulated, quoted, relied upon or otherwise referred to (a) for any purpose other than in connection with the Registration Statement, the Base Prospectus and the Prospectus Supplement, or (b) any other person or entity. Our opinion is rendered and is based upon the law and facts as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in the law that may thereafter occur.

Very truly yours,

/s/ McLaughlin & Stern LLP

McLaughlin & Stern LLP

New York, NY ❘ Garden City, NY ❘ Millbrook, NY ❘ Westfield, NJ ❘ Westport, CT ❘ West Palm Beach, FL ❘ Naples, FL ❘ Sarasota, FL

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